SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A/A

(Amendment No. 2)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

STAR GAS PARTNERS, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	06-1437793
(State of incorporation or organization)	(IRS Employer Identification No.)

2187 Atlantic Street, Stamford, CT	06902
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective Pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	N/A
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

TITLE OF EACH CLASS TO BE SO REGISTERED	NAME OF EACH EXCHANGE ON WHICH EACH CLASS IS TO BE REGISTERED
Rights To Purchase Common Units	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

ITEM. 1.	DESCRIPTION OF SECURITIES TO BE REGISTERED.

On April 17, 2001, Star Gas Partners, L.P., a Delaware limited partnership (which we refer to as “we”, “us” or the “Partnership” in this registration statement), adopted a unit purchase rights agreement (the “Rights Agreement”) between us and American Stock Transfer & Trust Company as rights agent. On December 2, 2005, we entered into an amendment to the Rights Agreement.

On July 20, 2006, we entered into an amended and restated Rights Agreement in order to reflect the change of our general partner to Kestrel Heat, LLC, the conversion of our subordinated units into common units and related changes to our capital structure that were effected in connection with the recapitalization of the Partnership that was completed as of April 28, 2006.

ITEM. 2.	EXHIBITS.

Exhibit 4.1	Unit Purchase Rights Agreement, dated April 17, 2001, by and between, Star Gas Partners, L.P. and American Stock Transfer & Trust Company, including the form of Rights Certificate and the Summary of Rights attached thereto as Exhibits A and B, respectively. (Previously filed.)

Exhibit 4.2	First Amendment to Unit Purchase Rights Agreement, dated as of December 2, 2005. (Previously filed)

Exhibit 4.3	Amended and Restated Unit Purchase Rights Agreement, dated July 20, 2006.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

STAR GAS PARTNERS, L.P. By: Kestrel Heat LLC, as general partner

Date: July 21, 2006	By:	/s/ Richard F. Ambury
		Name:	Richard F. Ambury
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit 4.3	Amended and Restated Unit Purchase Rights Agreement, dated July 20, 2006.

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